                                                                     EXHIBIT 4.4

            FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT


         THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of April 1, 2002 (this "Amendment"), is by and between CHILDTIME CHILDCARE, INC., an Illinois corporation (the "Company"), and BANK ONE, MICHIGAN, a Michigan banking corporation (the "Bank").

                                  INTRODUCTION

         A. The Company and the Bank have entered into an Amended and Restated Credit Agreement, dated as of January 31, 2002, as amended or modified from time to time (the "Credit Agreement").

         B. The Company has requested the Bank to amend the Credit Agreement in certain respects, and the Bank is willing to do so on the terms and conditions set forth in this Amendment.

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein and in the Credit Agreement contained, the parties hereto agree as follows:


                    ARTICLE 1. AMENDMENT TO CREDIT AGREEMENT

         The Credit Agreement hereby is amended as follows:

               1.1     The definition of the term "Letter of Credit" in Section
1.1 is amended and restated in full as follows:

                  "Letter of Credit" means a standby letter of credit having a stated expiry date or date upon which the draft must be reimbursed not later than twelve months after the Termination Date or, in the case of up to an aggregate outstanding principal amount of $1,200,000 of Letter of Credit Advances, not later than December 31, 2005, issued by the Bank for the account of the Company under an application and related documentation acceptable to the Bank requiring, among other things, immediate reimbursement by the Company to the Bank in respect of all drafts or other demand for payment honored thereunder and all expenses paid or incurred by the Bank relative thereto.


                    ARTICLE 2. REPRESENTATIONS AND WARRANTIES

              In order to induce the Bank to enter into this Amendment, the Company represents and warrants that:

               2.1 The execution, delivery and performance by the Company of this Amendment are within its corporate powers, have been duly authorized by all necessary corporate action and are not in contravention of any law, rule or regulation, or any judgment, decree, writ, injunction, order or award of any arbitrator, court or governmental authority, or of the terms of the Company's charter or by-laws, or of any contract or undertaking to which the Company is a party or by which the Company or its property is or may be bound or affected.

               2.2 This Amendment is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

               2.3 No consent, approval or authorization of or declaration, registration or filing with any governmental authority or any nongovernmental person or entity, including without limitation any creditor or stockholder of the Company, is required on the part of the Company in connection with the execution, delivery and performance of this Amendment or the transactions contemplated hereby or as a condition to the legality, validity or enforceability of this Amendment

               2.4 After giving effect to the amendments contained in Article 1 of this Amendment, the representations and warranties contained in Article IV of the Credit Agreement and in the Loan Documents are true on and as of the date hereof with the same force and effect as if made on and as of the date hereof, and no Default or Event of Default has occurred and is continuing.

                            ARTICLE 3. MISCELLANEOUS

               3.1 If the Company shall fail to perform or observe any term, covenant or agreement in this Amendment, or any representation or warranty made by the Company in this Amendment shall prove to have been incorrect in any material respect when made, such occurrence shall be deemed to constitute an Event of Default.

               3.2 All references to the Credit Agreement in any other document, instrument or certificate referred to in the Credit Agreement or delivered in connection therewith or pursuant thereto hereafter shall be deemed references to the Credit Agreement, as amended hereby

               3.3 The Loan Documents and, subject to the amendments herein provided, the Credit Agreement shall in all respects continue in full force and effect.

               3.4 Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

               3.5 This Amendment shall be governed by and construed in accordance with the laws of the State of Michigan.

               3.6 The Company agrees to pay the reasonable fees and expenses of Dickinson Wright PLLC, counsel for the Bank, in connection with the negotiation and preparation of this

Amendment and the consummation of the transactions contemplated hereby, and in connection with advising the Bank as to its rights and responsibilities with respect thereto.

               3.7 This Amendment may be executed upon any number of counterparts with the same effect as if the signatures thereto were upon the same instrument.


                [The rest of this page intentionally left blank.]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first-above written.

                                       CHILDTIME CHILDCARE, INC.


                                       By: /s/ Leonard C. Tylka
                                           -------------------------------------

                                           Its:   CFO and Treasurer


                                       BANK ONE, MICHIGAN


                                       By: /s/ Richard C. Ellis
                                           -------------------------------------

                                           Its: First Vice President

                            GUARANTOR ACKNOWLEDGEMENT

         Each of the undersigned hereby acknowledges that it has reviewed and fully consents to the foregoing First Amendment to Amended and Restated Credit Agreement (the "Amendment"), that the Guaranty Agreements and all other Loan Documents made by each of the undersigned in favor of the Bank continue in full force and each of the undersigned acknowledges and agrees that it has no defenses, counterclaims or offsets with respect thereof. All references to the Credit Agreement in the Guaranty Agreements and in all other Loan Documents or any other document, instrument or certificate referred to in the Credit Agreement or delivered in connection therewith or pursuant thereto, hereafter shall be deemed references to the Credit Agreement, as amended by the Amendment. Except as otherwise expressly set forth herein, capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Amendment or the Credit Agreement, as the case may be.


                                       CHILDTIME LEARNING CENTERS, INC.


                                       By: /s/ Leonard C. Tylka
                                           -------------------------------------

                                           Its:  CFO and Treasurer


                                       CHILDTIME CHILDCARE-PMC, INC.


                                       By: /s/ Denise A. Pollicella
                                           -------------------------------------

                                           Its:  President and Secretary


                                       CHILDTIME CHILDCARE-MICHIGAN, INC.


                                       By: /s/ Norman E. Johnson
                                           -------------------------------------

                                           Its:  President